UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2011
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          OTHER EVENTS

    On March 22, 2011, United Western Bancorp, Inc. (the “Company” or “United Western”) was served through its registered agent with a class action complaint (the “Complaint”) filed by MHC Mutual Conversion Fund, L.P. on behalf of itself and others similarly situated who acquired the common stock of the Company pursuant to an allegedly false and misleading registration statement and prospectus (collectively, the “Registration Statement”) issued in connection with the Company’s September 17, 2009 public offering of common shares in the Company (the “Offering”). The Complaint was filed in the United States District Court for the District of Colorado. Other named defendants in the Complaint include Sandler O’Neill + Partners, L.P.; FBR Capital Markets & Co.; the Company’s current directors and one former director; McGladrey & Pullen, LLP; and Crowe Horwath LLP.

The Complaint alleges that on September 17, 2009, defendants consummated the Offering pursuant to a false and misleading registration statement, selling 20 million shares of United Western common stock at $4.00 per share, for gross proceeds of $80 million. The Complaint also alleges that United Western received additional gross proceeds of $7.8 million (1,961,325 shares issued at $4.00/share) as a result of the partial exercise of the over-allotment option to purchase additional shares granted to the underwriters. The Registration Statement incorporated, among other documents, United Western’s reported financial results and Form 10-K/A for 2008 and the reported financial results and Form 10-Q for the second quarter of 2009.

The Complaint further alleges that certain facts were omitted from the Registration Statement including: (1) United Western’s mortgage backed securities (“MBSs”) and collateralized mortgage obligations (“CMOs”) were impaired to a far greater extent than the Company had disclosed; (2) defendants failed to properly record losses for other than temporary impairment in United Western’s non-agency MBSs and CMOs; (3) the Company’s internal controls were inadequate to prevent the Company from improperly reporting its impaired assets; and (4) the Company’s capital base was not adequate in light of the impairment of its assets.

The Complaint alleges that United Western ultimately announced multi-million dollar impairments in its investment securities portfolio, specifically in MBSs and CMOs, and alleges that this caused the price of its common stock to plummet. In turn, on January 21, 2011, the Federal Deposit Insurance Corporation was appointed as receiver for United Western Bank, the Company’s former federal savings bank subsidiary by the Office of Thrift Supervision under the Federal Deposit Insurance Act.

The Company believes that it has substantial and meritorious legal and factual defenses to the allegations made in the Complaint which the Company and its officers and directors intend to vigorously pursue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: March 25, 2011	By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, Chief Operating Officer and General Counsel